Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Long-Term Incentive Plan of RenaissanceRe Holdings Ltd. of our reports dated February 19, 2016, with respect to the consolidated financial statements and schedules of RenaissanceRe Holdings Ltd. and the effectiveness of internal control over financial reporting of RenaissanceRe Holdings Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Ltd.

Hamilton, Bermuda
May 16, 2016